Announcement  | Lisbon  | 21 February 2014

Additional information on the combination of PT and Oi businesses

Portugal Telecom, SGPS, S.A. (“PT”) informs that, as an update to the press release dated February 20, 2014, the Euro/Brazilian Real exchange rate for purposes of determining the amount in Brazilian Reais equivalent to Euro 1.9979, as at February 20, 2014, is 3.2628. Therefore, for each PT share held, shareholders will receive: Brazilian Reais 6.5188 shares of CorpCo (at the same price per share of Oi’s capital increase), plus 0.6330 shares of CorpCo. In addition, and subject to approval by the General Meeting, PT shareholders will receive, prior to the completion of the Business Combination, a dividend of Euro 10 cents per share.

Additionally, the valuation report (“Valuation Report”), prepared by an independent entity, Banco Santander (Brazil) SA, which will support PT’s assets valuation and will be submitted for the approval of Oi’s shareholders at the Extraordinary General Meeting, scheduled to take place on March 27, 2014, is attached hereto.

IMPORTANT NOTICE

This communication is not an offering document and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction in which distribution of an offering document or such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

This communication contains information with respect to (1) the proposed capital increase and related public offering of common shares and preferred shares by Oi, (2) the proposed merger of shares (incorporação de ações) between Tpart (“CorpCo”), on the one hand, and Oi, on the other hand, and (3) the proposed merger (incorporação) of PT with and into CorpCo (these transactions, together with any other transactions related thereto, the “Business Combination”).

Oi may file a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering of its common shares and preferred shares to be issued in connection with its proposed capital increase. Before you invest, you should read the prospectus in that registration statement and other documents Oi has filed with the SEC for more complete information about Oi and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Oi will arrange to send you the prospectus after filing if you request it by calling toll-free 1-855-672-2332.

In connection with the proposed merger of shares between CorpCo and Oi and the proposed merger of PT with and into CorpCo, CorpCo or one of its affiliates plans to file with the SEC (1) one or more registration statements on Form F-4, containing a prospectus or prospectuses which will be mailed to shareholders of Oi and/or PT, as applicable (other than non-U.S. persons as defined in the applicable rules of the SEC), and (2) other documents regarding the proposed Business Combination.

Portugal Telecom, SGPS, SA Avenida Fontes Pereira de Melo, 40 1069-300 Lisbon Portugal	Public company Share capital Euro 26,895,375 Registered in the Commercial Registry Office of Lisbon and Corporation no. 503 215 058	Portugal Telecom is listed on the NYSE Euronext Lisbon and New York Stock Exchange. Information may be accessed on the Reuters under the symbols PTC.LS and PT and on Bloomberg under the symbol PTC PL.	Nuno Vieira Investor Relations Director nuno.t.vieira@telecom.pt Tel.: +351 21 500 1701 Fax: +351 21 500 0800

www.telecom.pt

We urge investors and security holders to carefully read the relevant prospectuses and other relevant materials when they become available as they will contain important information about the proposed Business Combination.

Investors and security holders will be able to obtain the documents filed with the SEC regarding the proposed mergers, when available, free of charge on the SEC’s website at www.sec.gov or from PT, Oi or CorpCo.

This communication contains forward-looking statements. Statements that are not historical facts, including statements regarding the beliefs and expectations of PT, Oi or CorpCo, business strategies, future synergies and cost savings, future costs and future liquidity, are forward-looking statements.  The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “plans,” “target,” “goal” and similar expressions, as they relate to PT, Oi or CorpCo, are intended to identify forward-looking statements and are subject to a number of risks and uncertainties. There is no guarantee that the expected events, tendencies or results will actually occur. Such statements reflect the current views of management of PT, Oi and CorpCo, and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to PT, Oi, CorpCo or their affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph.  Undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made.  Except as required under the U.S. federal securities laws and the rules and regulations of the SEC or of regulatory authorities in other applicable jurisdictions, PT, Oi, CorpCo and their affiliates do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures PT, Oi or CorpCo makes on related subjects in reports and communications PT, Oi and CorpCo file with the SEC.

2

This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Portugal Telecom Valuation Report February 21, 2014

p.1 Important Notice 1.Banco Santander (Brasil) S.A. (“Santander”) was contracted by Oi S.A. (“Contracting Party” or “Oi”) to draw up an economic and financial valuation (the “Valuation”) of (i) the operational assets of Portugal Telecom, SGPS S.A. (“Portugal Telecom”, “PT” or “Company”) contemplated within the non-audited managerial financial statements drawn up by the Company, that exclude the effects of direct or indirect equity holdings on Oi’s and Contax Participações S.A.’s capital stock, and (ii) PT liabilities ((i) and (ii), hereinafter jointly referred to as “Contributed Assets” or “PT Ex-Brazil”), which shall be subject to being contributed towards the paying up of a publicly issued capital increase of new shares of Oi’s capital stock (the “Transaction”), performed under the Industrial Alliance between Oi and PT (Aliança Industrial entre Oi e PT) publicly disclosed to the markets on October 2, 2013. 2.The Valuation was drawn up independently, with the purpose of assessing the Equity Value of the Contributed Assets in the reference date set forth by the Contracting Party, considering the contribution of the Contributed Assets in the paying up of the shares issued in Oi’s capital increase and subscribed by PT, and shall be submitted to Oi’s general shareholders’ meeting, pursuant to the terms set forth in article 170, §3o, and in article 8 of Law No. 6.404, dated of December 15, 1976, as altered from time to time (“Corporation Law”). 3.The economic and financial criteria utilized for the valuation of the Contributed Assets was defined by the Contracting Party’s management, whereas Santander’s responsibility, based upon its expertise and specialization, was to define the valuation methodology that, in its opinion, adequately reflects the value of the Contributed Assets in accordance with the abovementioned criteria set forth by the Contracting Party. 4.The Valuation is Santander’s intellectual property and was prepared by Santander, at the Contracting Party’s request, exclusively for the resolution of Oi’s general shareholders’ meeting within the Transaction’s scope, and for no other purpose whatsoever. The valuation shall not be utilized, by the Contracting Party, the Company or any third parties, for any other purposes, and shall not be disclosed or made available to third parties or distributed, reproduced or utilized for any other purposes without prior written consent by Santander, except for the Valuation’s disclosure to the shareholders and investors of the Contracting Party and the remittance of the electronic version of the Valuation to CVM and the Stock Markets (Bolsas de Valores) in which securities issued by the Contracting Party are listed, pursuant to the respective applicable laws. 5.The Valuation was prepared exclusively in Portuguese, and if it is translated to another language, the Portuguese version shall always prevail. 6.Santander did not and does not render any recommendation, or express any opinion, either explicitly or implicitly, regarding the terms and conditions of the Transaction. 7.Pursuant to the Contracting Party’s instructions, the reference date utilized for the Valuation is of December 31, 2013, in accordance with the date utilized in the non-audited managerial financial statements drawn up by the Company, that exclude the effects of direct or indirect equity holdings on Oi’s and Contax Participações S.A.’s capital stock, and that was made available by the Contracting Party. Santander did not perform a comparative analysis between the non-audited managerial financial statements utilized in the Valuation and the audited financial statements dated as of December 31, 2013, assuming, for the purposes of the Valuation, that there are no relevant differences in the audited financial statements dated as of December 31, 2013. 8.The Contributed Assets were valued as a stand-alone valuation and the potential success or failure of any transaction, including the Transaction regarding the Company, or any of its controlled or affiliates entities, were not considered in the Valuation’s results. Santander does not express any opinion regarding the effects that potentially may be generated to the Company upon the consummation of any transactions regarding the Company or any of its controlled or affiliate entities. This Valuation does not consider any previous valuations of the Company, or of its controlled or affiliate entities or even of any securities issued by these entities, drawn up by Santander or by any other institution, within the scope of any past transactions, offers or negotiations involving the Company, or any of its controlled or affiliate entities. In drawing up this Valuation, Santander performed an exclusively economic and financial valuation of the Company, considering, for the purposes of this analysis, solely the contingencies and accruals indicated in the Financial Statements (as defined herein below), and due to this, all other contingencies of any nature, including, without limitation, contingencies of corporate or judicial natures, were not analyzed, reviewed or considered for the purposes of this Valuation. This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014

p.2 Important Notice (cont’d) 9. The Contributed Assets were valued utilizing the discounted cash flow method and the trading multiple method. For the purposes of calculation of the equity value of the Contributed Assets (“Equity Value”), and of the total economic and financial value (“Enterprise Value”) of the Contributed Assets, the net debt, net contingencies, actuarial liabilities, estimates of dividends regarding the fiscal year of 2013 to be declared and the accrued dividends stated in the Company’s Financial Statements (as defined herein below) dated of 31/12/2013 (“Net Debt”) were discounted. 10. The Valuation was drawn up by Santander based upon the information drawn up or made available by the Company and submitted to Santander by the Contracting Party or discussed with the representatives of the Contracting Party and/or the Company, as indicated by the Contracting Party (“Indicated Representatives”), as well as other publicly available information, and projections, estimates and analysis arising from Santander’s expertise and experience. No information utilized in the Valuation was considered inconsistent by Santander. 11. The Valuation performed by Santander was based on, amongst others, the following information or documents that were made available by the Contracting Party to Santander until 02/18/2014, these which, jointly with the public information, estimates, projections, business plans, budgets, discussions and other information referred to in the items set forth herein below and utilized in the Valuation, are hereinafter jointly referred to as “Information”: (a) Company’s audited financial statements dated of 12/31/2012 and non-audited managerial financial statements dated of 12/31/2013, consolidated and adjusted, by the Company, in order to proportionally reflect the contribution of the Contributed Assets (the “Financial Statements”). Santander did not perform a comparative analysis between the non-audited managerial financial statements utilized in the Valuation and the audited financial statements dated as of December 31, 2013, assuming, for the purposes of the Valuation, that there are no relevant differences in the audited financial statements dated as of December 31, 2013; (b) Public information regarding the business sector that the Company, and its controlled and affiliate entities, have activities; (c) Public information regarding the macroeconomic parameters in the places in which the Company possesses relevant business presence; (d) Company’s business plan for the transactions regarding the Contributed Assets for the periods from 2014 to 2018, drawn up by the Company (“Business Plan”); (e) Historical financial and operational information of the Company; (f) Company’s Net Debt consolidated value, proportionally adjusted with the respective equity stakes held; and (g) Discussions with the Indicated Representatives regarding past performances and expectations for the future business of the Company. 12. In drawing up the Valuation, Santander contemplated other financial and market studies and analysis and considered other aspects it deemed necessary, including evaluating economic, monetary and market conditions.

13. The demographic, macroeconomic and regulatory Information of the markets in which the Company, and its controlled and affiliate entities mentioned in the Valuation have activities, when these were not supplied by the Contracting Party, by the Company or by the Indicated Representatives, were based, amongst others, in publicly renowned sources, considered trustworthy (class entities, governmental authorities and specialized publications) such as Bloomberg, Thomson Reuters, International Monetary Fund and Santander’s Economic Department. This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014

p.3 Important Notice (cont’d) Laudo de AvaliaçãoBanco Santander (Brasil) S.A. on February 21, 2014 14. The Valuation reflects the financial and accounting conditions of the Company and of the Contributed Assets, pursuant to Information received until 02/18/2014, therefore any alteration in these conditions or regarding any Information arising in a posterior date may alter the results presented herein. Santander is not obliged to, at any time, update, review, correct or restate any information contained in the Valuation, or supply any additional information regarding the Valuation. 15. Santander assumes and trusts the preciseness, truthfulness, integrity, consistence, sufficiency and precision of all Information, being these in written form, by means of discussions with the Indicated Representatives, or because they are publicly available, and does not undertake any liability for the preciseness, truthfulness, integrity, consistence, sufficiency and precision of the Information, nor regarding the manner in which they were elaborated. Santander assumes that all Information supplied to Santander or, in any form, made available by the Contracting Party or discussed between Santander and the Indicated Representatives are complete, correct and sufficient for the purposes of the Valuation, and that, as of the date the Information was supplied until the present date, there were no material alterations in the business, financial situation, assets, liabilities, business perspectives, commercial transactions or in the number of shares of the capital stock, as well as there were no other significant facts that could potentially alter the Information, or caused the Information to become incorrect or imprecise in any material aspects or that could potentially have a material effect upon the results of the Valuation. 16. Based on the Contracting the and its Indicated statements, Santander adopts the following premises: (i) the financial projections that were supplied by the Contracting Party to Santander were the best existing estimates on the date thereof, and were the best business judgments of the management, regarding the expectations of the future performance, and (ii) the estimates and projections that were supplied by the Contracting Party to Santander or discussed between Santander and the Contracting Party and/or the Company and its Indicated Representatives, especially those of which occurrence depend on future and uncertain events (including incomes, expenses, investments, operational profit or net profit projections) were based on the best business judgment of the management. 17. Santander did not undertake the responsibility of conducting, and did not conduct, (i) any valuation of the assets and liabilities (contingents or not) of the Company, its controlled or affiliate entities; (ii) review or due diligence of the financial statements, or its controlled or affiliate entities; (iii) technical due diligence of the or its controlled or affiliate operations; (iv) valuation of the or its controlled or affiliate solvency, in accordance with the terms set forth in any legislation related to bankruptcy, insolvency, judicial or extrajudicial restructurings, or any similar matters; or (v) any physical inspections of properties, installations or assets of the Company or of its controlled or affiliate entities. 18. Santander does not, and shall not, expressly or implicitly, represent, declare or warrant, in any way, the Information, including studies, projections or predictions of the Company, or of its controlled or affiliate entities, or premises or estimates in which these projections or predictions were based upon, utilized for the drawing up of the Valuation, and does not undertake any responsibility or obligations to indemnify due to the content, preciseness, truthfulness, integrity, consistence, sufficiency and precision of these Information, these which the Contracting Party is solely liable. Santander does not render accounting or legal due diligence services, and the drawing up of the Valuation, by Santander, does not include any services or consulting of this nature. 19. Santander is not liable for any direct or indirect losses or losses of profits eventually incurred due to the Valuation. 20. The Valuation does not constitute a judgment, opinion or recommendation to the management of the Contracting Party, the Company, its shareholders or any third party regarding the convenience and opportunity, or regarding the decision to perform any transaction involving the assets and liabilities of the Company, including, without limitation, the Transaction, as well as is not destined to fundament any investment or divestment decision. 21. The drawing up of economic and financial valuations is a complex process that involves subjective judgments and is not susceptible to a partial analysis or an abstract description. Santander does not attribute specific importance to certain factors contemplated in the Valuation, on the contrary, it performed a qualitative analysis of the importance and relevance of the totality of the factors considered herein. In this sense, the Valuation must be analyzed as a whole and the analysis of selected parts, summaries or specific aspects of the Valuation, without the knowledge and analysis of the Valuation as a whole, may result in an incomplete and incorrect understanding of the analysis performed by Santander and the conclusions contained in the Valuation.

p.4 Important Notice (cont’d) Laudo de AvaliaçãoBanco Santander (Brasil) S.A. on February 21, 2014 22. The estimates and projections contemplated in the Valuation are intrinsically subject to the uncertainties and various events or factors that are beyond the control of the Contracting Party, the Company, as well as Santander, especially regarding those estimates and projections that depend on future and uncertain events. There is no manner to assert that the estimates and projections utilized in the Valuation will be effectively reached. The real results verified in the future may diverge significantly from those suggested in the Valuation. In this sense, Santander does not undertake any responsibility or obligation to indemnify in case any of the future results are different from the estimates and projections presented in the Valuation and does not represent or warrant, in any manner, the above referred estimates and projections. Santander does not undertake responsibility regarding the referred estimates and projections, including the manner in which these were drawn up. 23. Other valuations of companies or markets also drawn up by Santander may treat market premises in a different manner than the treatment contemplated in the Valuation, in the sense that the research departments and other departments within Santander and related companies may utilize in its analysis, reports and publications, estimates, projections and methodologies different from those utilized in the Valuation, it being possible that these analysis, reports and publications may contain conclusions diverging from those contained in the Valuation. 24. Santander has rendered, directly or by means of related companies, certain financial services and investment banking services to the Contracting Party, the Company, its controlled and affiliate entities, as well as to its controlling companies, by means of which it received remuneration, continues to render the referred services and may, at any moment, render them again. Santander, directly or by means of related companies, is or may become a creditor of the Contracting Party, the Company, its controlled or affiliate entities, as well as its controlling companies, in certain financial transactions, as well as may increase or reduce the volume of the financial transactions with these entities. 25. In its ordinary course of business, Santander may negotiate, directly or by means of related entities, securities issued by the Contracting Party, the Company, its controlled and affiliate entities, as well as its controlling companies, on its behalf or on behalf of its clients and, consequently, may, at any time, hold equity positions, bought or sold, of the above referred securities. 26. Santander declares that it does not have interest, directly or indirectly, in Oi, PT, its related parties or in the Transaction, that decreases the necessary independence for the performance of its obligations regarding the drawing up of the Valuation. 27. Santander shall be remunerated by the Contracting Party for the rendering of services regarding the drawing up of this Valuation. The fees owed by the Contracting Party to Santander are in no way subject to the results of the Valuation. The Contracting Party has agreed to indemnify Santander for certain obligations and liabilities that may arise from the retaining of the services regarding the rendering of services that resulted in this Valuation, except for cases of proven fault, negligence or willful misconduct provided for in article 8, §6 of the Corporation Law. 28. Santander declares that it received, from the Contracting Party or the Company, as remuneration for the consulting, valuation, advising and similar services rendered in the last twelve (12) months, excluding the fees owed for the Valuation, the total amount of one million, eight hundred and seventy five thousand Brazilian Reais (BRL 1,875 thousand), owed as fee for the structuring of a Revolving Credit Facility operation. 29. The controlling entities and the managers of the Contacting Party and/or the Company did not direct, limit, hinder or practice any acts that had or may have had compromised the access, the utilization or the acknowledgement of information, assets, documents or work methodologies relevant for the quality of the respective conclusions set forth in the works herein.

p.5 Laudo de AvaliaçãoBanco Santander (Brasil) S.A. on February 21, 2014 Index 1. Executive Summary 6 2. Santander Credentials 9 3. Scope of the Valuation 13 4. Valuation of PT Ex-Brazil 18 a. Discounted Cash Flow 20 b. Trading Multiples 28 5. Appendix 32 1 2 3 5 4

p.6 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 1. Executive Summary

p.7 Introduction According to the material fact publicly disclosed to the markets on October 2, 2013 (“Material Fact”), Oi S.A. (“Oi” or “Contracting Party”) informed its shareholders and the market in general that, on that date, Portugal Telecom SGPS S.A. (“Portugal Telecom”, “PT” or “Company”), AG Telecom Participações S.A. (“AG”), LF Tel S.A. (“LF”), PASA Participações S.A. (“PASA”), EDSP75 Participações S.A. (“EDSP 75”) and Bratel Brasil S.A. (“Bratel Brasil”), and also some shareholders of Portugal Telecom, signed a memorandum of understanding (“MoU”) with the objective of establishing the bases and principles that shall regulate negotiations for a potential transaction involving Portugal Telecom, Oi, and some of its controlling shareholders for the creation of a company (“CorpCo”). Also according to the Material Fact, the CorpCo will concentrate the shareholders of Oi, Portugal Telecom and Telemar Participações S.A. (“TelPart”) and combine the businesses and activities conducted by Oi in Brazil and by Portugal Telecom in Portugal, Africa and East Timor, in order to consolidate the Industrial Alliance between Oi and Portugal Telecom, initiated and developed since 2010. Santander was contracted by Oi to draw up the Valuation Report of Portugal Telecom’s operating assets and liabilities to be contributed on Oi within the Industrial Alliance described in the Material Fact. Once the Contractor defined the financial and economic criteria, Santander, based on its expertise and specialization, defined the valuation methodologies which, in its view, adequately reflect the value of the contributed assets and liabilities in accordance with the criteria established by the Contractor This Valuation Report accesses the value of (i) the operational assets of Portugal Telecom, except the effects of direct or indirect equity holdings on Oi’s and Contax Participações S.A.’s capital stock and (ii) PT’s liabilities ((i) and (ii) hereinafter jointly referred to as “Contributed Assets” or “PT Ex-Brazil”), which shall be subject to being contributed on Oi under the industrial alliance between Oi and PT, based on the following methodologies: Economic value calculated by the methodology of Discounted Cash Flow (DCF); Trading Multiple valuation methodology. This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014

p.8 flow methodology, the most appropriate according to Santander’s understanding Laudo de AvaliaçãoBanco Santander (Brasil) S.A. on February 21, 2014 Executive Summary The Equity Value of PT Ex-Brazil ranges between BRL 5.3 billons and BRL 5.9 billons, based on the discounted cash Valuation Summary (BRL MM) Methodologies The preparation of the Valuation Report was based on the following methodologies and criteria: Discounted Cash Flow (DCF); Trading Multiples. We understand that the DCF methodology allows the analysis of future results from the operations, being this the most appropriate methodology for determining the economic and financial value of the Contributed Assets The DCF took into consideration: Business Plan for the 2014 2018 period (5 years), which was prepared and reviewed by the management and approved by the board of directors of the Company and its subsidiaries; Public information on the market, the sector and comparable companies; Nominal Euro discount rate of 9.11%; Exchange rate Real/Euro in February 20, 2014 of 3.2628 ¹. 4,981 5,296 5,505 5,854 5,243 5,575 Trading Multiples Discounted Cash Flow (1) Average of closing bid and ask FX rates published by Bacen (PTAX-800)

p.9 Laudo de AvaliaçãoBanco Santander (Brasil) S.A. on February 21, 2014 2. Santander Credentials

p.10 Laudo de AvaliaçãoBanco Santander (Brasil) S.A. on February 21, 2014 Santander Credentials Santander, through its Corporate Finance division, has extensive experience in the market, acting as financial advisor in several transactions involving the preparation of Valuation Reports The internal approval process for Valuation Reports issued by Santander involves external legal advisors with the purpose of assisting in its review, discussion and approval by an internal committee composed by professionals from the Corporate Finance, Corporate Banking, Compliance and Legal Department, in which the main assumptions and methodologies are discussed and explained TMT Sector Valuation Reports Prepared by Santander in Brazil R$ 33.200.000.000 Incorporação das ações da Vivo Participações Telesp Março 2011 Assessor Financeiro da Telesp US$ 441.400.000 Laudo de avaliação para OPA de até a totalidade das ações da Tivit Terceirização de Processos, Serviços e Tecnologia S.A. Agosto 2010 Assessor Financeiro dos Compradores US$ 27.387.000.000 Emissão de fairness opinion para aquisição da Carso Global Telecom e Telmex International pela America Movil Assessor Financeiro dos Compradores Janeiro 2010 US$444.912.005 Oferta Pública de Aquisição de ações preferenciais da Telemar Norte Leste S.A. Novembro 2007 Assessor Financeiro do Comprador US$782.832.663 Oferta Pública de Aquisição das ações da Embratel Participações S.A. Novembro 2006 Assessor Financeiro do Comprador US$ 7.143.084.379 Assessor da TIM Celular S.A. na venda para a TIM Participações S.A. Março 2006 Assessor Financeiro do Vendedor R$ 324.734.263 Assessor da TIM Participações S.A. na aquisição de participação minoritária na TIM Sul S.A. Maio 2005 Assessor Financeiro US$ 302.758.704 Assessor da TIM Participações S.A. na aquisição de participação minoritária na TIM Nordeste Telecomunicações S.A. Maio 2005 Assessor Financeiro US$ 408.000.000 Assessor na fusão entre Tele Celular Sul Participações S.A. e Tele Nordeste Celular Participações S.A. Agosto 2004 Assessor Financeiro R$ 742.000.000 Assessor na reestruturação da Tele Nordeste Celular Participações S.A. e Telpe Celular S.A. por meio de cinco fusões Janeiro 2004 Assessor Financeiro 269.000.000 Aquisição da Fevereiro 2012 Fairness Opinion para Antena 3 Janeiro 2013 Assessor financeiro da Optimus 1.450.000.000 Fusão com Confidencial Valuation da Fevereiro 2013 - 2007 Assessor financeiro da Impresa & OTHER GROUP COMPANIES Julho 2013 173.000.000 Assessor financeiro do Estado Venda de stake de16% para: Junho 2013 Confidencial Assessor financeiro de Riverside Venda de stake de 61% para: US$ 27.388.000.000 AMX Oferta de compra de ações Janeiro2010 Assessor financeiro da Carso Global Telecom Confidencial Fevereiro 2008 Assessor financeiro da Telefónica Valuation da Chilean BPO Confidencial Valuation da Outubro 2008 Assessor financeiro da Endesa SPANISH IT COMPANY Confidencial Valuation da: Novembro 2008 Assessor financeiro da Telecom Italia 236.000.000 Aquisição de 35% da Abril 2010 Assessor financeiro da CVC 1.050.000.000 Aquisição de 100% da Cuatro e 22% da Digital + Abril 2010 Fairness Opinion para Telecinco Other recent Valuation Reports prepared by Santander in Brazil R$ 1.420.770.622 Laudo de Avaliação da Usina Estreito para a Tractebel Energia no Processo de Aquisição de 40,07% da Usina Dezembro 2009 Assessor Financeiro US$14.645.693.183 Fusão entre Bertin e JBS, criando o maior produtor mundial de proteína animal Dezembro 2009 Assessor Financeiro da Bertin Confidencial Fusão dos negócios de distribuição e centros de serviços de aço controlados pela Usiminas Novembro 2009 Assessor Financeiro da Usiminas Assessor Financeiro Confidencial Fevereiro 2013 Laudo de Avaliação da San Antonio Brasil (SAB) para a Petros no Processo de Incorporação da SAB pela Lupatech Assessor Financeiro Confidencial Dezembro 2012 para Elaboração de Relatório de Avaliação da Assessor Financeiro R$ 652.000.000 Dezembro 2012 Fairness Opinion para a Braskem no âmbito da venda de 54,2% da Cetrel e 100,0% da UTA para a Foz do Brasil Assessor Financeiro R$ 210.372.311 Junho 2012 Laudo de Avaliação para a OPA de cancelamento de registro de companhia aberta e saída do Novo Mercado da CCDI Camargo Corrêa Desenvolv. Imobiliário SA Junho 2013 Assessor Financeiro da Petrobras R$ 650.000.000 Venda das ações na Brasil PCH, equivalentes a 49% das ações ordinárias, para a Assessor Financeiro da Petrobras R$ 38.000.000 Agosto 2013 Venda de 20% do capital social votante da Companhia Energética Potiguar S.A. para a US$ 2.695.000.000 Fusão entre a Dufry AG e a Dufry South America Ltd. Abril 2010 Assessor Financeiro Assessor Financeiro da Guarani Junho 2010 R$ 6.400.000.000 Fusão entre Açúcar Guarani e Tereos International TMT Sector Valuation Reports Prepared by Santander in Europe

p.11 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Luis Enrique Devis Managing Director, Corporate Finance Luis Enrique Devis joined Santander in 2007 and is currently responsible for Agribusiness, TMT, Healthcare and Industrial sector within the Corporate Finance team, as well as M&A in Brazil. Mr. Devis has 18 years of experience in mergers and acquisitions in Brazil and Latin America, having successfully completed over 50 transactions for a value of approximately $ 90 billion. Prior to working at Santander, Mr. Devis worked for ABN AMRO with a focus on the TMT sector for Latin America, based in São Paulo, New York and Bogota. Previously, Mr. Devis worked at Morgan Stanley, Deutsche Morgan Grenfell and Corfivalle in Colombia. Mr. Devis holds a degree in Industrial Engineering from Universidad de los Andes and worked as a professor of corporate finance and Roman history at the Universidad de los Andes and the Colegio de Estudios Superiores de Administración - CESA. He is fluent in English, Portuguese, French and Spanish (native) Flávio Tavares Valadão Managing Director, Head of Corporate Finance Flavio Valadão joined Santander in 2008 as Head of Corporate Finance for the Americas. Mr. Valadão joined the Corporate Finance team of Banco Real in 1998 and in 2006 was appointed Head of M&A for Latin America. Before joining Banco Real, worked for 8 years at Paribas Bank, originating and leading the advisory of several public offerings, privatizations and mergers and acquisitions projects in Latin America, mainly in the Energy & Resources, Water & Sanitation, Telecom, Transportation & Distribution of Gas and Financial Services. BS in Electrical Engineering from the Escola de Engenharia Mauá and Masters in Electrical Engineering at the Université de LiIle in France Bruno Lima VP, Corporate Finance Bruno Lima joined the Corporate Finance team at Santander in late 2009 with a focus on M&A. and since 2012, also started to work on the origination and execution of Equity Capital Markets transactions (IPOs and follow-ons). Previously, Bruno worked for three years as an analyst at BES Investimento in the Corporate Finance division (M&A). Prior to that he also worked as an intern in the Latam Risk Analysis Unit of Citigroup. BS in Business Administration from the Fundação Getulio Vargas. Gustavo Duarte joined the team of Corporate Finance at Banco Santander in Brazil in 2013. Previously, Gustavo worked as associate in the Integra Associados Reestruturação Empresarial and as an analyst in the Corporate Development team at Banco Santander in Brazil. Gustavo Duarte is fluent in Portuguese and English. BS in Business Administration from the Fundação Getulio Vargas. Gustavo Duarte Associate, Corporate Finance Information on the Professionals Responsible for the Valuation Report in Brazil

p.12 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Rodrigo Teixeira Executive Director, Corporate Finance Rodrigo Teixeira is the Executive Director of the M&A TMT team in Madrid, where he has been working for the last 6 years. The last transaction advised by Rodrigo was to Telefónica in the sale of a 40% stake in its operations in Central America; he was also involved in the IPO of O2 Germany, in the sale of telecom towers from Movistar to Abertis, incorporation of Teles and Vivo in Brazil, and Carso Global tender offer for AMX. Previously , Rodrigo worked for 5 years as Associate at Mercer Management Consulting , advising various clients , mostly in the TMT sector , but also Industrial, FMCG and FIG. Rodrigo worked in Brazil for 6 months on a project for a steel company in Minas Gerais. While at Mercer, Rodrigo worked in Portugal, Spain, France, the UK and Brazil Rodrigo holds a degree in Economics from Universidade Nova de Lisboa and has an International MBA from Instituto de Empresa Business School. He is a member of Beta Gamma Sigma Honor Society. Have proficiency in Portuguese, Spanish and English, and basic knowledge in French Renato Alves VP, Corporate Finance Part of the Spanish team of Santander Global Banking & Markets since July 2007, Renato is currently VP of the TMT team. Renato has over 12 years experience in Investment Banking, having previously worked for 5 years for CGD’s investment bank. Renato worked on transactions involving clients such as Bain Capital, Schneider Electric, Telefónica, PT, RCS MediaGroup, Telecinco, Vocento, Impresa and Cofina, among others, on M&A, ECM and other financial advisory transactions. Mr. Alves holds a degree in Economics from Universidade Nova de Lisboa and also is a Chartered Financial Analyst (CFA) charter holder Information on the Professionals Responsible for the Valuation Report in Europe

p.13 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 3. Scope of the Valuation

p.14 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 25% 40% 40% 54% 45% 31% 25 % Scope of the Valuation Includes the consolidation of the accounts of holdings 100% owned by PT SGPS, such as PT Centro Corporativo, PT Investimentos Internacionais (PT II), PT Finance BV Includes all businesses in Portugal: fixed, mobile, pay-TV, data center, and other companies of the Group, for example, Sport TV The scope of the valuation of this Report includes the assets and liabilities of Portugal Telecom that will be contributed to Oi (Contributed Assets / PT Ex-Brazil) PT Ex-Brazil Structure Portugal Telecom SGPS PT Portugal PT Participações Africatel 100% 100% 75% PT Participações TPT HDT Siresp Timor Telecom 75% 6% 3% Segurad. Int. Moçambique Entigere Africatel Directel LTI PT Ventures MTC CST Kenya P. ELTA LTM Dir. CV Dir. Uganda Unitel Multitel CV Telecom STP-Cabo 100% 100% 34% 51% 60% 55% 50% 60% 100% 40% 74,5% Companies valued at book value or without activity Source: provided by Oi and prepared by PT

p.15 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Overview of the companies included in the Business Plan and being valued by the Discounted Cash Flow methodology Company Country Interest (%) Activities 2013 Sales ¹ (EUR MM) 2013 EBITDA ¹ (EUR MM) PT Portugal 2,612 1,040 Portugal Telecom Portugal 100.00% Fixed and Mobile 2,571 1,033 Sport TV Portugal 25.00% TV Channel 41 7 PT Participações 38 18 TT - Timor Telecom East Timor 44.17% Fixed and Mobile 23 11 HDT - Hungaro Digitel Hungary 44.62% Satellite Data Transmission 3 1 Siresp Portugal 30.55% Network Operator 12 6 Africatel 394 212 Unitel Angola 18.75% Mobile 312 176 Multitel Angola 30.00% Communication Services 5 2 ELTA - Empresa Lista Telefónicas Angola Angola 41.25% Yellow Pages 3 1 CVT - Cabo Verde Telecom Cape Verde 30.00% Fixed and Mobile 21 10 DCV - Directel Cabo Verde Cape Verde 57.00% Yellow Pages 2 0 MTC - Mobile Telecommunications Limited Namibia 25.50% Mobile 41 20 CST - Companhia Santomense de Telecomunicações São Tomé and Príncipe 38.25% Fixed and Mobile 5 1 KPD - Kenya Postel Directories Kenya 45.00% Yellow Pages 3 0 LTM - Listas Telefónicas de Moçambique Mozambique 37.50% Yellow Pages 3 1 (1) Proportional Consolidated Pro-Forma Source: provided by Oi and prepared by PT

p.16 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 86.2% 10.5% 3.3% Portugal Angola Others 1.3% 0.8% 0.7% 0.4% Namibia East Timor Cape Verde Others 82.4% 14.1% 3.5% Portugal Angola Others 1.6% 0.8% 0.8% 0.3% Namibia East Timor Cape Verde Others 84.5% 10.3% 5.3% Portugal Telecom Unitel Others 1.4% 1.3% 0.8% 0.7% 1.2% Sport TV MTC TT CVT Others Financial Highlights of the Companies Being Valued Portugal and Angola represent approximately 97% of the proportionally consolidated pro-forma revenues and EBITDA 2013 Revenues Consolidated Pro-Forma (EUR MM) 2013 EBITDA Consolidated Pro-Forma (EUR MM) 3,046 3,046 81.4% 13.8% 4.8% Portugal Telecom Unitel Others 1,269 1.6% 0.8% 0.8% 0.5% 1.1% MTC TT CVT Sport TV Others 1,269 Source: provided by Oi and prepared by PT

p.17 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Financial Statements of PT Ex-Brazil Income Statement - Proportionally Consolidated Pro-Forma Source: provided by Oi and prepared by PT EUR MM 2012 2013 Operational Revenue 3,188 3,046 Europe 2,771 2,627 Residential 701 712 Personal 612 561 Corporate & PME 869 759 Wholesale & Other 405 397 Sales 114 123 Other 71 74 Africa and East Timor 415 417 Mobile 365 366 Fixed 13 13 Other 37 38 Opex (1,797) (1,776) Wages&Salaries (301) (294) Direct Costs (489) (487) Commercial Costs (359) (371) Support Services (203) (209) Maintenance and Repairs (118) (112) Supplies and External Services (228) (210) Taxes and Provisions (13) (12) Other Operating Costs (86) (81) EBITDA 1,391 1,269 EBITDA Margin 43.6% 41.7%

p.18 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 4. Valuation of PT Ex-Brazil

p.19 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Valuation Methodologies Description of valuation methodologies used in this valuation report Methodology Description and Information Used Considerations Discounted Cash Flow (DCF) Fundamental analysis based on long-term financial projections of the Company Analysis supported by long-term business plan prepared by the Company and approved by the Board of Directors Reflects the best estimates of the Company's management as to the expected future financial performance of the Contributed Assets Capture prospects for long-term growth Identifies key value creation factors and allows to evaluate the sensitivity of each of these factors Projections may be affected by subjective considerations Trading Multiples Valuation Valuation based on the implied multiples of comparable listed companies Market prices reflect investors' expectations about the future performance of the industry Multiples applied on historical results and/or projected by the Company Simplest and widely used methodology Assumes that the company to be valued presents growth prospects, operating efficiency, capital cost, etc. similar to the selected comparable companies Difficulty to obtain truly comparable companies Santander favored the discounted cash flows methodology for believing that this is the one that best captures the future performance of PT Ex-Brazil, in line with best estimates of the management of the Company

p.20 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 4. Valuation of PT Ex-Brazil Discounted Cash Flow

p.21 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Timor Telecom TPT HDT Siresp 25% 40% 40% 54% 45% 31% Assets Valued by the Discounted Cash Flow Methodology For the DCF analysis, Santander used financial projections for each of the operations of the Contributed Assets in proportionally to the stake held by the Company Operations of PT Ex-Brazil Valued by the Discounted Cash Flow Methodology Portugal Telecom SGPS PT Portugal PT Participações Africatel 100% 100% 75% PT Participações 75% 3% Africatel Directel LTI PT Ventures MTC CST Kenya P. ELTA LTM Dir. CV Unitel Multitel CV Telecom STP-Cabo 100% 100% 34% 51% 60% 55% 50% 60% 40% 74,5% Company Country I nterest (%) PT Portugal Portugal Telecom Portugal 100.00% Sport TV Portugal 25.00% PT Participações TT - Timor Telecom East Timor 44.17% HDT - Hungaro Digitel Hungary 44.62% Siresp Portugal 30.55% Africatel Unitel Angola 18.75% Multitel Angola 30.00% ELTA - Empresa Lista Telefónicas Angola Angola 41.25% CVT - Cabo Verde Telecom Cape Verde 30.00% DCV - Directel Cabo Verde Cape Verde 57.00% MTC - Mobile Telecommunications Limited Namibia 25.50% CST - Companhia Santomense de Telecomunicações São Tomé and Príncipe 38.25% KPD - Kenya Postel Directories Kenya 45.00% LTM - Listas Telefónicas de Moçambique Mozambique 37.50% Source: provided by Oi and prepared by PT

p.22 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Valuation by the Discounted Cash Flow Methodology Overview of the valuation methodology The DCF methodology consists in calculating the value of a company as the present value of its future free cash flows, discounted at a rate that represents its weighted average cost of capital For the DCF analysis, Santander used financial projections for each operation of PT Ex-Brazil: The free cash flows to the firm were obtained from the business plan ("Business Plan") prepared by the Company and provided by the Contracting Party for the period between 2014 and 2018 The Business Plan is based on the proportional consolidation of annual cash flows projected for each of the major business units, according to the table shown on the previous page The assumptions adopted in the Business Plan of the Company were discussed with its executives To calculate the midpoint of the valuation, a specific discount rate (weighted average cost of capital - "WACC"), in nominal Euros, was calculated to each country where the Company has operations, based on market parameters and derivates from comparable companies The cash flows were discounted to the base date of December 31, 2013 Description Cash Flows Being Valued Proportional Consolidated Pro-forma Operational Cash Flow Consolidated EV of PT Ex-Brazil Equity Value of PT Ex-Brazil For the DCF valuation we consolidated the projections provided in the Business Plan Each asset was valued proportionally to the stake held by the Company, considering a specific discount rate WACCs Adjustments ¹ (1) Adjustments from Enterprise Value to Equity Value, as described on page 27

p.23 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Discount Rate - WACC WACC in nominal Euros, calculated for each country where PT Ex-Brazil operates (1) OCF = EBITDA (-) Capex Source: Santander, Bloomberg, Ibbotson 2013, Damodaran, Aswath Stake in Total EBITDA 13’ [%] 82,4% 0,1% 14,1% 1,6% 0,8% 0,8% 0,1% 0,0% 0,1% Stake in Total OCF 13 ¹ [%] 80,4% 0,1% 16,0% 1,7% 0,9% 0,6% 0,0% 0,1% 0,2% AFRICA & EAST TIMOR Portugal Hungary Angola Namibia Cape Verde East Timor São Tomé and Príncipe Kenya Mozambique Cost of Equity (Ke) Risk free rate [%] 1.6% 1.6% 1.6% 1.6% 1.6% 1.6% 1.6% 1.6% 1.6% - Average return (last 24 months) of the 10-year German Bond Market risk premium [%] 6.7% 6.7% 6.7% 6.7% 6.7% 6.7% 6.7% 6.7% 6.7% - Spread between the return on the S&P-500 and the return of long-term bonds of the US government (1926 to 2012) Unlevered Beta [unit] 0.61 0.61 0.98 0.98 0.98 0.98 0.98 0.98 0.98 - Average of the unlevered betas of comparable companies Leverage (D/E) [%] 52.5% 52.5% 5.2% 5.2% 5.2% 5.2% 5.2% 5.2% 5.2% - Average leverage of comparable companies Leverage (D/D+E) [%] 34.4% 34.4% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Taxes [%] 26.7% 11.9% 35.0% 33.0% 25.0% 10.0% 25.0% 30.0% 32.0% - Local income tax rate for legal entities Levered Beta [%] 0.84 0.89 1.02 1.02 1.02 1.03 1.02 1.02 1.02 Country risk premium [%] 3.6% 3.8% 5.4% 3.3% 8.3% 11.3% 5.4% 6.8% 6.8% - Average spread based on sovereign bonds and adjusted by the volatility of equity markets in emerging countries Ke [%] 10.8% 11.3% 13.8% 11.7% 16.7% 19.7% 13.8% 15.2% 15.2% Cost of Debt (Kd) EuroSwap 10-year [%] 1.9% 1.9% 1.9% 1.9% 1.9% 1.9% 1.9% 1.9% 1.9% - Average return (last 24 months) of the 10-year EuroSwap Spread - Portugal Telecom [%] 2.5% 2.5% 6.5% 6.5% 6.5% 6.5% 6.5% 6.5% 6.5% - Estimated spread for long-term securities issued by PT in Europe and by subsidiaries in Africa Gross cost of debt [%] 4.4% 4.4% 8.4% 8.4% 8.4% 8.4% 8.4% 8.4% 8.4% Taxes [%] 26.7% 11.9% 35.0% 33.0% 25.0% 10.0% 25.0% 30.0% 32.0% - Local income tax rate for legal entities Kd [%] 3.2% 3.9% 5.5% 5.6% 6.3% 7.6% 6.3% 5.9% 5.7% Capital Structure Leverage (D/E) [%] 52.5% 52.5% 5.2% 5.2% 5.2% 5.2% 5.2% 5.2% 5.2% - Average leverage of comparable companies E / (D+E) [%] 65.6% 65.6% 95.0% 95.0% 95.0% 95.0% 95.0% 95.0% 95.0% D / (D+E) [%] 34.4% 34.4% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% WACC [%] 8.2% 8.7% 13.4% 11.4% 16.2% 19.1% 13.5% 14.7% 14.7% EUROPE

p.24 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Main Assumptions Considered in DCF Valuation Macroeconomic assumptions Source: IMF, KPMG, E&Y, PwC and Deloitte Macroeconomic Assumptions 2013 2014 2015 2016 2017 2018 Perp. Inflation Europe 1.5% 1.5% 1.4% 1.5% 1.5% 1.5% 1.5% Portugal 0.7% 1.0% 1.5% 1.5% 1.5% 1.5% 1.5% USA 1.4% 1.5% 1.8% 2.0% 2.0% 2.0% 2.0% Angola 9.2% 8.5% 7.7% 7.2% 7.2% 7.2% 7.2% Namibia 6.4% 6.3% 5.9% 5.7% 5.7% 5.7% 5.7% Cape Verde 3.3% 2.7% 2.8% 2.5% 2.5% 2.5% 2.5% East T imor 10.6% 9.5% 8.1% 7.1% 7.1% 7.1% 7.1% São Tomé and Príncipe 8.6% 7.5% 5.0% 3.5% 3.5% 3.5% 3.5% Hungary 2.4% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Kenya 5.4% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Mozambique 5.5% 5.6% 5.6% 5.6% 5.6% 5.6% 5.6% Conversion Rate for EUR EUR 1.00 1.00 1.00 1.00 1.00 1.00 1.00 USD 1.33 1.33 1.33 1.34 1.35 1.35 1.36 NAD 12.82 13.42 14.02 14.59 15.18 15.80 16.45 CVE 110.27 110.27 110.27 110.27 110.27 110.27 110.27 KES 114.42 118.40 122.57 126.78 131.14 135.65 140.32 MZN 40.04 41.68 43.40 45.15 46.96 48.86 50.82 HUF 296.84 301.32 305.99 310.48 315.03 319.66 324.35 STD 24,500.00 24,500.00 24,500.00 24,500.00 24,500.00 24,500.00 24,500.00 Taxes Portugal 25.0% 29.5% 27.5% 25.5% 25.5% 25.5% 25.5% Angola 35.0% 35.0% 35.0% 35.0% 35.0% 35.0% 35.0% Namibia 33.0% 33.0% 33.0% 33.0% 33.0% 33.0% 33.0% Cape Verde 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% East T imor 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% São Tomé and Príncipe 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Hungary 10.0% 10.0% 10.0% 11.9% 11.9% 11.9% 12.1% Kenya 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% Mozambique 32.0% 32.0% 32.0% 32.0% 32.0% 32.0% 32.0%

p.25 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Operational assumptions Source: provided by Oi and prepared by PT Operational Assumptions Units 2012 2013 2014 2015 2016 2017 2018 CAGR 13-18 Unidade 2012 2013 2014 2015 2016 2017 2018 CAGR 13-18 PT Portugal CVT (Cape Verde) Clients ('000) Fixed Residential 3,841 3,893 3,894 3,804 3,744 3,770 3,795 -0.5%  Subscribers ('000) 72.3 68.2 65.0 64.0 64.6 65.3 65.9 -0.7% Personal 5,978 6,173 6,238 6,237 6,353 6,405 6,426 0.8% Avg ARPU/mth (CVE) 4,320 4,278 4,428 4,582 4,708 4,804 4,861 2.6% Corporate & PME 2,532 2,555 2,615 2,663 2,676 2,691 2,714 1.2% Mobile Avg ARPU/mth (EUR)  Subscribers ('000) 316.0 343.4 377.2 394.3 403.0 411.8 420.8 4.1% Residential 31.6 31.8 32.0 32.6 33.2 33.6 33.7 1.2% Avg ARPU/mth (CVE) 920 861 794 753 728 715 711 -3.8% Personal 8.7 7.6 7.2 7.1 6.9 6.8 6.9 -1.9% DCV (Cape Verde) Corporate & PME 28.6 24.7 22.0 20.6 19.7 19.2 18.7 -5.4% Advertisers 2,210 2,301 2,547 2,735 2,814 2,859 2,886 4.6% HDT (Hungary) Avg ARPA/year (CVE) 94,735 172,245 232,965 256,262 269,075 279,838 288,233 10.8% Clients ('000) 4,117.5 4,086.5 3,942.5 3,795.7 3,757.3 3,766.7 3,795.0 -1.5% MTC (Namibia) Avg ARPU/mth (HUF) 82.0 135.8 145.0 146.2 150.3 155.2 161.1 3.5% Mobile Unitel (Angola)  Subscribers ('000) 2,048 2,204 2,304 2,384 2,453 2,511 2,561 3.0% Mobile Avg ARPU/mth (NAD) 73.9 74.7 76.3 77.9 79.2 80.3 81.0 1.6% Subscribers ('000) 8,217 9,442 10,316 11,064 12,001 13,233 14,529 9.0% CST (São Tomé and Príncipe) Avg ARPU/mth (USD) 19.8 18.4 17.9 17.7 17.7 17.5 17.2 -1.3% Fixed Multitel (Angola)  Subscribers ('000) 8.0 7.5 6.4 6.0 6.1 6.2 6.3 -3.5% Clients ('000) 1,158.0 1,456.0 1,734.0 1,955.1 2,144.1 2,310.4 2,435.4 10.8% Avg ARPU/mth (STD) 760,765 749,969 780,085 745,204 733,655 739,536 753,928 0.1% Avg ARPU/mth (USD) 1,424.6 1,367.2 1,337.5 1,346.2 1,384.2 1,388.3 1,414.1 0.7% Mobile ELTA (Angola)  Subscribers ('000) 118.6 124.8 128.1 129.5 131.9 135.9 140.9 2.4% Advertisers 3,392 3,446 3,628 3,792 3,900 3,976 4,024 3.1% Avg ARPU/mth (STD) 148,974.1 149,429.4 138,802.5 130,390.4 123,097.2 116,676.4 110,584.2 -5.8% Avg ARPA/year (USD) 3,149 3,100 3,099 3,086 3,072 3,054 3,045 -0.4% TT (East Timor) KPD (Kenya) Fixed Advertisers 6,158 5,135 4,975 5,028 5,095 5,164 5,223 0.3%  Subscribers ('000) 3.1 3.5 3.8 3.9 4.0 4.1 4.2 3.3% Avg ARPA/year (KES) 126,707 127,270 118,429 113,289 109,593 107,693 106,683 -3.5% Avg ARPU/mth (USD) 148 163 160 173 193 206 219 6.1% LTM (Mozambique) Mobile Advertisers 5,972 6,055 6,313 6,650 6,897 7,068 7,166 3.4%  Subscribers ('000) 615.6 627.2 625.4 630.3 648.7 680.4 715.8 2.7% Avg ARPA/year (MZN) 51,883 50,911 50,501 49,931 49,170 48,193 47,053 -1.6% Avg ARPU/mth (USD) 9.3 8.2 7.3 7.1 6.8 6.6 6.3 -5.0%

p.26 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 PT Ex-Brazil EUR millions 2012 2013 2014 2015 2016 2017 2018 Perp. Net Revenue 3,186.1 3,045.6 2,923.5 2,898.0 2,921.8 2,958.6 3,001.4 3,046.7 Opex (1,795.5) (1,775.9) (1,721.8) (1,667.8) (1,645.4) (1,655.8) (1,672.8) (1,698.0) EBITDA 1,390.7 1,269.7 1,201.7 1,230.2 1,276.3 1,302.7 1,328.7 1,348.7 Depreciation (756.1) (712.8) (676.5) (634.5) (575.8) (520.1) (475.3) (482.5) EBIT 634.5 556.9 525.2 595.7 700.5 782.7 853.4 866.2 (-) Taxes (162.5) (175.8) (194.5) (216.5) (235.5) (239.0) (+) Depreciation 676.5 634.5 575.8 520.1 475.3 482.5 (-) Capex (460.5) (386.5) (378.3) (371.4) (368.2) (482.5) (-) Changes in Working Capital 34.0 13.6 9.8 9.8 11.4 - (+) Non-cash items 0.7 1.5 1.5 1.5 1.5 1.5 FCFF 613.4 683.0 714.8 726.1 737.8 628.7 Discount Factor 1.04 1.14 1.24 1.36 1.48 1.48 PV FCFF 587.2 599.3 574.8 535.1 498.3 5,584.2 Implied WACC 9.11% Perpetuity Growth 1.51% Present Value of the Projected Flo 2,794.7 33.4% Present Value of the Perpetuity 5,584.2 66.6% Proportional Consolidated EV 8,378.9 100.0% Implied Multiples Analysis 2013 2014 EV / EBITDA 6.6X 7.0X Discounted Cash Flow of PT Ex-Brazil The Enterprise Value of PT Ex-Brazil based on the DCF methodology was valued at EUR 8.4 billion The cash flow presented above is the proportional consolidation of cash flows for each of the operations, converted to Euro The Enterprise Value of PT Ex-Brazil was calculated from the present value of the cash flows of each of the operations (sum of the parts). Based on this value and on the consolidated cash flow, the implied WACC for PT Ex-Brazil was calculated The perpetuity considers the assumption that, in the long run, the WACC is equal to the ROIC, thus the growth rate does not create value. In this sense, it was considered the maintenance of the invested capital (Depreciation = Investment in CAPEX and Working Capital) and constant cash flows in real terms (Inflation = g) Taking into account that the disputes between the shareholders of Unitel have caused constant delays in the payment of dividends to PT, an 18 months delay was applied over the cash flows generated by Unitel. This adjustment impacts the implied WACC of PT Ex-Brazil

p.27 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Summary of PT Ex-Brazil Valuation Proportionally Consolidated EV 8,378.9 (-) Proportional net debt adjusted for minority interests (6,097.1) (-) Post Retirement Benefits post-tax (774.9) (+) Companies not considered in the DCF and valued at book value 21.4 (-) Other adjustments 180.5 Equity Value (EUR MM) 1,708.7 FX BRL/EUR (02/20/2014) 4 3.2628 Equity Value (BRL MM) 5,575.1 Range of Values Bottom Range (-5%) Midpoint Top Range (+5%) Equity Value (EUR MM) 1,623.3 1,708.7 1,794.1 Equity Value (BRL MM) 5,296.4 5,575.1 5,853.9 Equity Value of PT Ex-Brazil Performing all necessary adjustments of net debt, post retirement benefits, companies not considered on the DCF and other contingencies, the equity value of PT Ex-Brazil was valued at BRL 5.3~5.9 billion Based on the Business Plan of the Company, Santander evaluated the Equity Value of PT Ex-Brazil between BRL 5.3 billion and BRL 5.9 billion using the Discounted Cash Flow methodology 1 Pro-forma net debt of PT Ex-Brazil on 12/31/2013 ¹ 4 Other adjustments ³ 2 Present value of the post retirement benefits' cash flow ² 3 Companies not considered in the DCF and valued at book value ² (1) Pro-forma net debt reported by the Company (2) Details in the appendix (3) Compensation relative to the early termination of wireline concession agreement, dividends payable by Unitel to PT (prior to 2013), and amount to be paid for the acquisition of 25% of Sport TV (under approval) (4) Average of closing bid and ask FX rates published by Bacen (PTAX-800)

p.28 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 4. Valuation of PT Ex-Brazil Trading Multiples

p.29 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 2012 2013E 2014E 2012 2013E 2014E 2012 2013E 2014E KPN Adjusted Netherlands 11,397 (4.7%) (32.0%) (4.2%) 36.5% 34.1% 33.4% 14.3% 15.5% 17.1% British Telecom ¹ Britain 37,326 (5.5%) 0.1% (0.1%) 32.6% 33.2% 34.3% 13.6% 13.1% 13.5% Belgacom Belgium 7,185 0.8% (1.2%) (1.0%) 27.8% 26.8% 26.0% 12.0% 14.0% 13.0% Telekom Austria Austria 3,012 (2.8%) (3.0%) (1.8%) 33.6% 30.8% 31.1% 16.8% 16.7% 16.7% Elisa Finland 3,310 1.5% 0.1% 1.0% 32.2% 32.4% 33.3% 12.2% 14.2% 12.9% TDC Denmark 5,582 (0.7%) (5.1%) (2.9%) 39.9% 40.1% 40.5% 9.8% 14.4% 15.3% OTE Greece 5,835 (7.1%) (14.3%) (4.3%) 33.1% 32.7% 36.3% 11.8% 14.0% 13.6% Swisscom Switzerland 21,305 (0.7%) 0.6% 0.2% 36.9% 37.4% 37.6% 22.5% 20.9% 20.6% Telecom Italia Italy 15,290 (1.5%) (10.5%) (11.3%) 39.5% 39.4% 40.1% 10.8% 18.1% 18.3% Average (2.3%) (7.3%) (2.7%) 34.7% 34.1% 34.7% 13.8% 15.7% 15.6% 2012 2013E 2014E 2012 2013E 2014E 2012 2013E 2014E KPN Adjusted Netherlands 12,743 1.0X 1.5X 1.6X 2.8X 4.4X 4.7X 4.6X 8.1X 9.6X British Telecom ¹ Britain 46,811 2.1X 2.1X 2.1X 6.5X 6.4X 6.2X 11.2X 10.6X 10.2X Belgacom Belgium 9,177 1.4X 1.4X 1.5X 5.1X 5.4X 5.6X 9.1X 11.3X 11.3X Telekom Austria Austria 6,343 1.5X 1.5X 1.5X 4.4X 4.9X 5.0X 8.7X 10.7X 10.7X Elisa Finland 4,260 2.7X 2.7X 2.7X 8.5X 8.5X 8.1X 13.7X 15.1X 13.3X TDC Denmark 8,573 2.4X 2.6X 2.7X 6.1X 6.4X 6.6X 8.2X 10.0X 10.5X OTE Greece 7,889 1.7X 2.0X 2.1X 5.1X 6.0X 5.7X 7.9X 10.5X 9.0X Swisscom Switzerland 27,814 3.0X 3.0X 3.0X 8.1X 7.9X 7.9X 20.7X 18.0X 17.4X Telecom Italia Italy 49,222 1.7X 1.9X 2.1X 4.2X 4.7X 5.2X 5.8X 8.7X 9.6X Average 2.0X 2.1X 2.1X 5.7X 6.1X 6.1X 10.0X 11.5X 11.3X Most Comparable Peers Average ³ 2.4X 2.5X 2.5X 7.1X 7.1X 7.0X 11.0X 11.9X 11.4X EV (EUR MM) EV / Sales EV / EBITDA EV / OCF ² Company Country Mkt Cap (EUR MM) Sales Growth EBITDA Margin Capex / Sales Company Country Trading Multiples: Europe Benchmarking key financial indicators and multiples of selected comparable companies (1) Value of the year "n" corresponds to the value of "n +1", once the fiscal year ends in March (2) OCF = EBITDA (-) Capex (3) Most comparable peers average include peers with more than 80% sales and EBITDA from domestic operations and no key controlling shareholder (with more than 25% interest). Also excludes companies under corporate activity Source: Bloomberg on 02/10/2014. Comparable's selection: fixed or mobile telecom companies in Europe, excluding companies with more than 50% of EBITDA outside the country of origin

p.30 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 2012 2013E 2014E 2012 2013E 2014E 2012 2013E 2014E MTN South Africa 24,338 10.9% 0.8% 10.1% 42.6% 43.0% 43.3% 16.7% 19.3% 16.3% Vodacom ¹ South Africa 11,637 4.5% 8.6% 6.8% 36.4% 36.9% 37.2% 11.1% 12.7% 13.9% Maroc Telecom Morocco 7,592 (3.2%) (3.5%) 0.2% 53.2% 57.1% 57.0% 17.1% 18.3% 17.7% Safaricom ¹ Kenya 4,030 16.2% 15.3% 12.1% 38.6% 41.5% 41.5% 20.0% 18.8% 17.3% Average 7.1% 5.3% 7.3% 42.7% 44.6% 44.7% 16.2% 17.3% 16.3% 2012 2013E 2014E 2012 2013E 2014E 2012 2013E 2014E MTN South Africa 25,721 2.9X 2.8X 2.6X 6.7X 6.6X 6.0X 11.1X 12.0X 9.6X Vodacom ¹ South Africa 12,360 2.7X 2.5X 2.3X 7.3X 6.7X 6.2X 10.5X 10.2X 9.9X Maroc Telecom Morocco 8,819 3.3X 3.4X 3.4X 6.2X 6.0X 6.0X 9.2X 8.9X 8.7X Safaricom ¹ Kenya 3,963 3.7X 3.2X 2.9X 9.7X 7.8X 7.0X 20.1X 14.3X 11.9X Average 3.1X 3.0X 2.8X 7.5X 6.8X 6.3X 12.7X 11.3X 10.0X Company Country EV (EUR MM) EV / Sales EV / EBITDA EV / OCF ² Company Country Mkt Cap (EUR MM) Sales Growth EBITDA Margin Capex / Sales Trading Multiples: Africa and East Timor Benchmarking key financial indicators and multiples of selected comparable companies (1) Value of the year "n" corresponds to the value of "n +1", once the fiscal year ends in March (2) OCF = EBITDA (-) Capex Source: Bloomberg on 02/10/2014. Comparable's selection: fixed or mobile telecom companies that operates mainly on the African continent

p.31 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 8,197 8,146 7,664 8,143 8,833 8,357 8,301 7,769 8,299 9,061 8,277 8,223 7,717 8,221 8,947 Summary of Trading Multiples Valuation Results of the use of trading multiples on the valuation of PT Ex-Brazil Referencias de avaliação Comments Methodology based on trading comparable companies EV results on applying the EV / EBITDA and EV / OCF multiples from selected comparables on estimates for each of the years referenced British Telecom, Elisa e TDC were used for Europe MTN, Vodacom, Maroc Telecom e Safaricom were used for Africa and East Timor Average range reached from the average of the midpoints of EV Average of Midpoints (EUR MM) 2014E EV / EBITDA Multiples 2013E 2014E 2013E EV / OCF Multiples 1 2 (1) Equity Value range built by applying variations of + / - 5% on the Equity Value derived from the midpoint of EV / EBITDA and EV / OCF multiples valuation (2) Considers a total adjustment from Enterprise Value to Equity Value of EUR 6,670 million Implied multiples on the '14E central value Enterprise Value (EUR MM) 1 Equity Value (EUR MM) 2 Midpoint Bottom Top EV / OCF EV / EBITDA Average of Midpoints (BRL MM) 2,163 2,277 2,391 7.4X 12.1X 1,473 1,551 1,628 6.8X 11.1X 994 1,047 1,099 6.4X 10.4X 1,476 1,553 1,631 6.8X 11.1X 1,527 1,607 1,687 6.9X 11.2X 4,981 5,243 5,505

p.32 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 5. Appendix a) Weighted Average Cost of Capital (WACC)

p.33 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 The WACC is determined as the weighted average of a company's costs of equity and debt Such costs are weighted by the respective proportion of equity and debt in the Company's capital structure, according to the following formula: We estimate the WACC of the Company by geography, reflecting the country risk, the cost of debt and borrowing capacity in order to determine an optimal capital structure Our calculations of cost of equity are derived from the CAPM formula: Cost of Equity (Ke) D : Net Debt Amount E : Equity Amount Ke : Cost of Equity Kd : Cost of Debt d e K E D D K E D E WACC Ke : Cost of Equity Rf : Risk Free Rate Rm Rf : Market Risk Premium ß : Estimated beta for the non-diversifiable risk of a company measured by the correlation of its return versus market return Z : County Risk Z Rf) - (Rm Rf Ke Description Source: Santander

p.34 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 0.000 0.500 1.000 1.500 2.000 2.500 ) Risk Free Rate (Rf) We believe the yield of the German government bond is the best estimate for the risk-free rate of return in Euros. We use the 10-year German Treasury Bond because: It is a fixed income security whose long-term yield reflects investors' expectations about future expected returns The 10-year Bond, unlike short-term rates, it is not used as an instrument of monetary policy Reference date: 02/10/2014 Return of the German Bond 10 years (%) Description Return of 10-year German Treasury Bond (%) 24 months average 1.591% Source: Santander and Bloomberg

p.35 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Discounted Cash Flow (cont’d) Beta definition (B) Country Risk (Z) To determine the Country Risk Premium, we use as a base the rating calculated by independent agencies (Moody's and S&P) to sovereign bonds issued by each of the countries Based on the rating, the incremental return required by investors compared to sovereign bonds issued by countries with "risk free" profile (AAA rating) is determined In case of emerging countries, a volatility index is applied over the spread of sovereign risk. This volatility index is calculated from the ratio of [Standard Deviation of the Equities Market / Standard Deviation of Sovereign Bonds]. This index in emerging countries is approximately 1.5x This spread is the best representation of the perceived risk of the international investor community on any given date. This assumption is aligned with the fact that the cost of capital of a company should reflect, at any time, the opportunity cost of the investor to invest in assets with similar risk Source: Country Default Spreads and Risk Premiums, January 2013-Damodaran, Aswath Country Risk Premium (%) Description (1) Moody's and S&P do not publish a rating for East Timor. Considering the risk rating published by EKN of 6 (7), we assume the equivalent spread of Caa1 by Moody's (2) Moody's and S&P do not publish a rating for São Tomé and Príncipe. We assumed the same rating as Angola Source: Country Default Spreads and Risk Premiums, January 2013-Damodaran, Aswath Portugal Hungary Angola Namibia Cape Verde East Timor São Tomé and Príncipe² Kenya Mozambique Moody's Sovereign Rating Ba3 Ba1 Ba3 Baa3 n.a. n.a. n.a. B1 B1 S&P Sovereign Rating BB BB BB- n.a. B n.a. n.a. B+ B+ Country Default Spread (%) 3.6% 2.5% 3.6% 2.2% 5.5% 7.5% 3.6% 4.5% 4.5% Volatility index for Equity Markets on Emerging Countries 1.0x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x Country Risk Premium (%) 3.6% 3.8% 5.4% 3.3% 8.3% 11.3% 5.4% 6.8% 6.8%

p.36 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Discounted Market Risk Premium (Rm Rf) The Market Risk Premium refers to the additional return required by investors to compensate for the higher risk involved in equities vis-à-vis investments in US Treasury bonds (risk free investment) An estimate of the Market Risk Premium is the historical average of the spread between the return of the Standard & Poors 500 index (S&P-500) and the return on long-term bonds of the US government during the period between 1926 and 2012 We prefer a historical approach rather than predictions of future behavior, since we do not believe that the Market Risk Premium is predictable beyond a period of three to four years. As the Market Risk Premium presents a random behavior, historical information are considered the best estimates of the future We use historical data since 1926 because: This period reflects events that impacted the economic environment, such as wars, depressions and “booms”, which would not be reflected if we use shorter periods Variations in the risk premium are random. Thus, using historical long-term data is considered the best way to estimate the future behavior We used Market Risk Premium of 6.70% (arithmetic average of the period 1926-2012, source: Ibbotson) Description Source: Ibbotson and Santander

p.37 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Beta measures the market risk / systematic risk / non-diversifiable risk. It is a coefficient that attempts to indicate to what extent the volatility of a company's share price may be explained by the volatility in the market portfolio It is calculated through a linear regression between the series of variations in the share price and the series of variations in the market portfolio (Index) Beta is composed of operational and financial risk. In order to factor the operational risk of the business, the beta (ßL) is unlevered based on the selected companies debt/equity structure and income tax The average unlevered beta (ßU) of the set of comparable companies is then levered according to the estimated target capital structure and income tax of the assessed company ßU = ßL / [1+(1 - Tax Rate)*(Debt/Equity)] ßL = ßU * [1+(1 - Tax Rate)*(Debt/Equity)] Description Discounted Cash Flow ( Beta definition (ß) Source: Santander

p.38 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Levered Unlevered Local Currency Local Currency Europe KPN Netherlands 11,602 9,718 83.8% 1.06 0.65 British Telecom Britain 31,015 7,881 25.4% 0.83 0.70 Belgacom Belgium 7,078 1,801 25.4% 0.72 0.61 Telekom Austria Austria 2,880 3,329 115.6% 1.02 0.54 Elisa Finland 3,240 949 29.3% 0.76 0.63 TDC Denmark 41,047 22,317 54.4% 0.57 0.40 OTE Greece 5,724 1,660 29.0% 1.07 0.87 Swisscom Switzerland 25,953 7,940 30.6% 0.73 0.59 Telecom Italia Italy 15,554 30,572 196.6% 1.08 0.46 Average 65.6% 0.87 0.61 Africa and East Timor MTN South Africa 372,783 16,732 4.5% 1.05 1.02 Vodacom (Cal.) South Africa 178,182 10,432 5.9% 0.74 0.72 Maroc Telecom Morocco 85,272 9,596 11.3% 1.18 1.09 Safaricom (Cal.) Kenya 474,529 -7,809 -1.6% 1.10 1.10 Average 5.0% 1.02 0.98 Beta Comparables Country Market Cap Net Debt ND / Equity Beta calculation ( Source: Bloomberg e Audited Financial Statements of the companies Note: Beta for the period of 2 years considering weekly change Description Santander believes that the most appropriate methodology to determine the non-diversifiable risk of the Company is to use the Beta of comparable companies that operate in the telecoms market in selected geographies, since, in the opinion of the appraiser, (i) these companies are those that better reflect the characteristics and particularities of operating market of PT ex-Brazil and represent a sufficiently relevant and diverse sample universe (9 and 4 companies)

p.39 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 5. Appendix b) Supporting Information to DCF Valuation

p.40 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Post Retirement Benefits Cash flow of post retirement benefits Year Cash Flows Pre-Tax (EUR Thousand) Cash Flows Post-Tax (EUR Thousand) Year Cash Flows Pre-Tax (EUR Thousand) Cash Flows Post-Tax (EUR Thousand) 2013 188,127 128,867 2035 553 412 2014 202,839 143,001 2036 488 364 2015 191,564 138,884 2037 398 296 2016 172,291 128,357 2038 366 273 2017 141,920 105,730 2039 347 258 2018 128,484 95,721 2040 332 248 2019 111,710 83,224 2041 304 227 2020 100,055 74,541 2042 295 220 2021 88,515 65,944 2043 232 173 2022 77,855 58,002 2044 214 160 2023 66,334 49,419 2045 165 123 2024 56,539 42,122 2046 132 98 2025 50,901 37,921 2047 146 109 2026 45,145 33,633 2048 142 106 2027 40,964 30,518 2049 126 94 2028 35,599 26,521 2050 143 106 2029 26,276 19,576 2051 119 89 2030 5,770 4,298 2052 78 58 2031 1,268 945 2053 64 48 2032 862 642 2054 17 13 2033 772 575 2055 7 5 2034 728 543 Source: provided by Oi and prepared by PT

p.41 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Minority Stake Valued at Book Value Companies not considered in the DCF and valued at book value Source: provided by Oi and prepared by PT PT Portugal Country Shareholders PT's Stake Book Value (EUR mm) ADRAL Portugal PTC 1.00% 0.1 APOR Portugal PT 1.37% 0.0 Auto Sapo Venda Já Portugal PTC 50.00% 0.2 BROADNET Portugal PT 21.27% 0.0 Caixanet Portugal PTC e PT SI 15.00% 0.1 Capital Criativo Portugal PTC 20.00% 0.1 CoimbraVita Portugal PTC e PT Inovação 4.48% 0.0 Eurescom Germany PT 2.46% 0.0 Fibroglobal Portugal PTC 5.00% 10.6 IEP Portugal PTC 32.00% 0.0 INESC Portugal PT e PTC 35.89% 0.9 ITEXAMPLE ACE Portugal PT Inovação 4.41% 0.0 Janela Digital Portugal PTC 50.00% 2.2 Multicert Portugal PT e PTC 20.00% 0.8 NP Portugal PT e PTC 6.66% 0.0 Parkubis Portugal PTC 2.00% 0.1 PCI-Parque Ciência Tecnologia SA Portugal PT Inovação 5.00% 0.1 PT P&F ACE Portugal PTC 49.00% 0.0 Startec Global Communication USA PTC 0.07% 0.0 Tagusparque Portugal PT 5.98% 3.1 Vantec Portugal PT 25.00% 0.0 Vortal Portugal PT 8.54% 0.0 Vortal SGPS Portugal PT 8.54% 0.1 Yunit Serviços ("Yunit") Portugal PT 33.33% 2.2 Total 20.7 PT Participações Country Shareholders PT's Stake Book Value (EUR mm) Entigere Portugal PT Part. 25.00% 0.0 Seguradora Inter. de Moçambique Mozambique PT Part. 5.84% 0.6 Total 0.6 Minority Stake Valued at Book Value 21.4

p.42 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 5. Appendix c) Glossary

p.43 This document is a free translation of the “Laudo de Avaliação” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on February 21, 2014 Glossary Terms used ARPA Average Revenue per Advertiser ARPU Average Revenue per User Bacen Banco Central do Brasil, it is the Brazilian Central Bank BRL Acronym for values in Brazilian Real CAPEX Capital Expenditures CVE Acronym for values in Cape Verdean Escudo CVM Comissão de Valores Mobiliários, it is the Brazilian Securities and Exchange Commission DCF Valuation methodology based on Discounted Cash Flow EBIT Earnings Before Interest and Tax EBITDA Earnings Before Interest, Tax, Depreciation and Amortization EUR Acronym for values in Euro FCFF Free Cash Flow to Firm PV Present Value HUF Acronym for values in Hungarian Forint Kd Cost of debt Ke Cost of equity KES Acronym for values in Kenyan Shilling Mkt Cap Market Capitalization MZN Acronym for values in Mozambican Metical NAD Acronym for values in Namibian Dollar OCF Operating Cash Flow Opex Operational Expenses ROIC Return on Invested Capital STD Acronym for values in Sao Tomean Dobra USD Acronym for values in US Dollar WACC Weighted Average Cost of Capital